Exhibit No. 3.1

CERTIFICATE OF INCORPORATION

OF

BARNWELL OFFSHORE, INC.

CERTIFICATE OF INCORPORATION

-of-

BARNWELL OFFSHORE, INC.
-oo0oo-
1: The name of the Corporation is Barnwell Offshore, Inc., (hereinafter called the “Corporation”).
2: The principal office of the Corporation in the State of Delaware is to be located at 100 West 10th Street, in the City of Wilmington, County of New Castle, State of Delaware. The name of its resident agent is The Corporation Trust Company, and the address of said resident agent is 100 West 10th Street, Wilmington 99, Delaware.
3: The nature of the business, or objects or purposes to be transacted, promoted or carried on are:
a.To engage in geological, geophysical and petroleum exploration work; to investigate and explore for the discovery of oils, waters, gases and other minerals; to produce, treat, store, transport and market, oil, oils, gases, waters, distillates, all carbohydrates, chemicals, and all other minerals; to purchase, own and sell, mortgage, or otherwise dispose of, buildings, lands, mineral leases, minerals and interest in minerals; royalties and interest in royalties; to develop for production land, leasehold estates, minerals and interests in minerals, royalties and interests in royalties; to purchase, manufacture, acquire, own and sell all instruments, equipment, supplies and materials necessary or convenient in carrying out the foregoing purposes, including related exploration techniques and instruments that may be developed subsequently.

b.To engage in the business of drilling, boring and sinking wells, on and off shore, for the extraction and production of petroleum, gas and any other useful or valuable substance or products, and to manufacture, acquire, own, lease, use, maintain and operate barges, mobile platforms, drilling rigs, derricks, drills, bits, casing, pipe, explosives and any articles, materials, machinery, equipment and real and personal property used for or in connection with the said business of the corporation.
c.To build, construct, purchase or otherwise acquire and to conduct, operate and maintain any plant or plants, machinery, devices, appliances and equipment for the extraction or manufacture of gasoline, naphtha or other substance or by-products from natural gas, casing-head gas, crude oil, or any other carbohydrate, and to purchase or otherwise acquire, hold, own and use or dispose of any inventions, devices, formulae, processes for the manufacture or extraction of gasoline, naphtha or substances or products from gas, casing-head gas, crude oil, or any other carbohydrate, together with any letters patent thereon or on any and all improvements therein; and to purchase or otherwise acquire any and all natural gas and casing-head gas, crude oil and other carbohydrates necessary to the use and operation of said plant or plants, and to vend, sell or otherwise dispose of any and all of the products of such plant or plants, and to purchase, lease or otherwise acquire, hold and use any and all real estate and lands necessary for the sites and locations of said plant or plants and the use and operation thereof.
d.To purchase, buy, or otherwise acquire, hold, or prospect, develop, sell, assign and deal in or otherwise dispose of oil, gas and mineral leases and oil, gas and minerals rights, grants, royalties, payments, profit interests, and other legal, contractual or equitable interests in oil, gas and other minerals, including but not limited to, any such interests in any lands lying off any shore lines and any submerged lands under the surface of any bodies of water, together with all personal property and equipment used in connection therewith.
e.To establish, transact, maintain and conduct, any industrial, manufacturing, merchandising, drilling, engineering, mining, oil and/or gas business.
f.To apply for, obtain, register, purchase, lease or otherwise acquire, hold, use, exercise, develop, exploit, sell, assign, transfer, grant licenses in respect of, mortgage, pledge, lease or otherwise dispose of, domestic and foreign patents, patent rights, patent applications, copyrights, licenses to manufacture, use or sell, formulae, inventions, improvements, processes, patented or copyrighted things or articles, trade-marks, trade-names and similar items.
g.To acquire, hold, own, invest in, assign, transfer, sell or otherwise dispose of, pledge, mortgage, hypothecate and deal in and with, as principal, agent, broker or otherwise, stocks, bonds, notes, debentures and other securities of every kind and description, and choses in action generally, and all kinds of commodities, goods, wares, merchandise and property of every kind and description, to invest and deal with the monies of the Corporation in any lawful manner; in so far as may be permitted by law, to purchase and otherwise acquire shares of its own stock, bonds, debentures, notes and other securities issued by it, and to hold, sell, assign, transfer, pledge, mortgage, hypothecate and re-issue any or all thereof.
h.To purchase, buy or otherwise acquire, rent, lease, hold for investment or otherwise, own, maintain, operate, improve, farm, repair, develop, deal in, sell (for cash or in any other manner), mortgage, exchange or otherwise profitably use, real estate (including farms and farm properties) of every kind and description, improved or unimproved, situated in any part of the world, and any right or interest therein, as principal, agent, broker, or otherwise, and on commission or otherwise; to conduct the business of farming in all its departments and branches, including growing, dairying, stock raising and gardening.
i.To borrow money and contract debts, to make, issue and dispose of bonds, debentures, notes and other obligations, secured or unsecured; to secure the same by mortgage, deed of trust, pledge, or other lien, upon any or all of the property of the Corporation wheresoever situated, acquired or to be acquired; to confer upon the holders of any bonds, debentures, notes or other obligations of the Corporation, secured or unsecured, the right to convert the same into classes of stock of any series of the Corporation, now or hereafter to be issued, upon such terms as shall be fixed by the Board of Directors subject to the provisions hereof.
j.To organize or cause to be organized under the laws of any state or other government, corporations, companies, associations, trusts, partnerships and other organizations for any lawful purpose, and to dissolve, liquidate, wind up, reorganize, merge or consolidate the same or cause the same to be dissolved, liquidated, wound up, reorganized, merged or consolidated; to sell, exchange, convey, assign, lease, transfer or otherwise dispose of, to any individual, corporation, company, association, trust, partnership or other organization, any part of the properties of the Corporation, less than the whole thereof, and to receive in payment therefor, in whole or in part, stock, bonds, debentures, notes or other securities or obligations of any individual, corporation, company, association, trust, partnership or other organization, upon such terms and conditions as the Board of Directors shall determine; to guarantee the payment of dividends on, or the payment of the principal of or interest on, any stocks, bonds, notes, debentures, or other securities or obligations of any individual, corporation, company, association, trust, partnership or other organization; to become surety for and to guarantee the carrying out or performance of contracts of every kind and character of any individual, corporation, company, association, trust, partnership or other organization; and to aid in any lawful manner any individual, corporation, company, association, trust, partnership or other organization.
k.To execute and deliver general or special powers of attorney to individuals, corporations, companies, associations, trusts, partnerships or other organizations, as the Board of Directors shall determine.
l.To conduct business and to have one or more offices in the State of Delaware, other states, the District of Columbia, the territories and possessions of the United States, and in foreign countries.
m.To engage in and carry on any other business of the same general nature as those above referred to and any other business which the Board of Directors of the Corporation may deem advisable to enhance the value of any of the Corporation’s properties, privileges or rights; to enter into and carry out all kinds of lawful contracts and agreements; and generally to do all things incidental to or connected with any business above referred to and all things necessary or proper for the purposes of the Corporation’s business, either alone or in association with other individuals, corporations, companies, associations, trusts, partnerships or other organizations, to the same extent and as fully as individuals might or could do.
n.To have and to exercise all the powers now or hereafter conferred by the laws of the State of Delaware upon corporations organized under the laws under which the Corporation is organized and any and all Acts heretofore or hereafter passed amendatory thereof or supplemental thereto; provided, however, that the Corporation shall not, by any implication or construction, be deemed to possess the power of issuing bills, notes, or other evidences of debt for circulation as money, or the power of carrying on the business of receiving deposits of money, or the business of buying gold and silver bullion or foreign coins, or of constructing, maintaining, or operating public utilities within the State of Delaware, nor shall the Corporation have power to confer academic or honorary degrees.
The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the Corporation.
4: The total number of shares of stock which the Corporation shall have authority to issue is 1,000,000, and the par value of each of such shares is $.50. The minimum amount of capital with which the Corporation will commence business is $1,000.
5: The names and places of residence of each of the incorporators are as follows:

Name	Place of Residence

J. Philip Bahn	136-53 68th Drive Flushing 67, New York

Charles H. Vejvoda	215 East 72nd Street New York 21, New York

Morton H. Kinzler	66 Weirimus Road, Hillsdale, New Jersey

6: The Corporation is to have perpetual existence.
7: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

8: The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for the creation, definition, limitation and regulation of the powers of the Corporation, the directors and the stockholders:
a.Directors need not be stockholders of the Corporation. Elections of directors need not be by ballot.
b.Any director may be removed at any time, with or without cause, upon the affirmative vote of the holders of a majority of the stock of the Corporation at that time having voting power for the election of directors; provided, however, that no director who shall have been elected by the holders of a separate class of stock shall be removed under the provisions of this subdivision except upon the affirmative vote of the holders of a majority of the class whose holders elected him, if such holders are then entitled to vote for the election of directors.
c.In the event that any contract or other transaction to which this Corporation is a party would be affected by the fact that any directors or officers of this Corporation are directors, officers, creditors, stockholders, partners, or otherwise interested in any other party to such contract, or are parties to or are otherwise interested in such contract or other transaction, then, in any such event, such contract or other transaction shall not be affected by such fact if such contract or other transaction shall be approved or ratified by the affirmative vote of directors who are not so interested constituting a majority of a quorum of directors present at a meeting of the Board of Directors. In the absence of actual fraud, no director or officer shall be liable to account to the Corporation for any profit realized by him from or through any such contract or other transaction of the types described above in this paragraph, ratified or approved as aforesaid, by reason of his interest in any such contract or other transaction.
Directors interested in any such contract or other transaction of the types described in the foregoing paragraph may be counted when present at meetings of the Board of Directors for the purpose of determining the existence of a quorum to consider and vote on any such contract or other transaction.
Any contract or other transaction that shall be approved or ratified by the vote of the holders of a majority of the stock of the Corporation at the time having voting powers for the election of directors present, in person or by proxy, at any annual or special meeting of stockholders (provided that a lawful quorum of such stockholders be there present in person or by proxy) shall, except as otherwise provided by law, be as valid and as binding upon the Corporation and upon all its stockholders as though it had been approved or ratified by every stockholder of the Corporation.
d.The Board of Directors may, by resolution or resolutions, passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

e.The Board of Directors shall also have power to make, alter, amend and repeal the By-Laws of the Corporation; to authorize and cause to be executed and delivered mortgages and instruments of pledge, and any other instruments creating liens, on the real and personal property of the Corporation; to fix the times for the declaration and payment of dividends; to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve; and to make and determine the use and disposition of any surplus (whether capital, earned or other surplus) or net profits over and above the capital of the Corporation, and in its discretion, the Board of Directors may use and apply any such surplus or net profits in purchasing or acquiring shares of its own stock to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient. The shares of such stock so purchased or acquired may be resold, except as otherwise provided by law.
f.The business of the Corporation shall be managed by the Board of Directors, except as otherwise provided by the General Corporation Law of the State of Delaware or herein. The Board of Directors, in addition to the powers and authority expressly conferred upon it herein, by law, by the By-Laws and otherwise, is hereby empowered to exercise all such powers as may be exercised by the Corporation; subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation, and of any amendments thereto, and to the By-Laws.
g.The Board of Directors shall have power to keep the books, documents and accounts of the Corporation outside of the State of Delaware, except that the original or a duplicate stock ledger shall at all times be kept within the State of Delaware.

h.Except as otherwise expressly provided by the laws of the State of Delaware and by this Certificate of Incorporation, or any amendment thereto, and except as authorized by the directors or the stockholders (a) no stockholder shall have any right to inspect any book, document or account of the Corporation and (b) the Board of Directors may determine whether and to what extent and at what times and places and under what conditions and regulations the books, documents and accounts of the Corporation (other than the original or a duplicate stock ledger), or any of them, shall be open to the inspection of stockholders.
i.A director, or a member of any committee designated by the Board of Directors pursuant to authority hereinbefore conferred, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation, its stockholders, its Board of Directors or any such committee, by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation. Without prejudice to the generality of the foregoing, a director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.
j.Any person made a party to any civil or criminal action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or of any corporation which he served as such at the request of the Corporation, shall be indemnified by the Corporation against expenses reasonably incurred by him in connection with the defense of such civil or criminal action, suit or proceeding or the settlement or compromise thereof (including amounts paid by him in the settlement or compromise thereof other than to the Corporation or to such other corporation, as the case may be), except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, that such director or officer is liable for misconduct in the performance of his duties; provided, however, in respect of any such settlement or compromise, that it shall have been determined that such director or officer is not liable for misconduct in the performance of his duties by a majority of a quorum of the Board of Directors not affected by self-interest or, if there be no such disinterested quorum, then by any committee or group of disinterested persons to whom the question may be referred by the Board of Directors, and that the Board shall have been furnished with an opinion of counsel, not a salaried official of the Corporation, that it is lawful for the Corporation to make such indemnification. Such right of indemnification shall not be deemed exclusive of any other rights to which he may be entitled under any statute, by-law, agreement, vote of stockholders or otherwise.
k.The Corporation reserves the right to increase or decrease its authorized capital stock, or to create new classes or series thereof, or to increase or decrease any class or series thereof, or to classify and/or reclassify the same, and to amend, alter, change or repeal any provision contained in the Certificate of Incorporation under which the Corporation is organized or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto are granted subject to this reservation.
l.The Corporation, by resolution or resolutions of its Board of Directors, shall have power to create and issue, whether or not in connection with the issue and sale of any shares of stock or any other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes or any other securities of the Corporation, such rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which any such rights or options may be issued and any such shares or other securities may be purchased from the Corporation upon the exercise of any such right or option shall be such as shall be fixed and stated in the resolution or resolutions of the Board of Directors providing for the creation and issue of such rights or options. In the absence of actual fraud in the transaction, the judgment of the directors as to the consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive. The price or prices to be received for shares of stock of the Corporation to be issued upon the exercise of such rights or options shall be not less than the minimum amount prescribed by law.
m.The Corporation shall not be required to issue certificates representing any fraction or fractions of a share of stock of any class, but may issue in lieu thereof one or more non-dividend bearing and non-voting scrip certificates in such form or forms as shall be approved by the Board of Directors, each representing a fractional interest in respect of one share of stock. Such scrip certificates upon presentation together with similar scrip certificates representing in the aggregate an interest in respect of one or more full shares of stock shall entitle the holders thereof to receive one or more full shares of stock of the class and series, if any, specified in such scrip certificate. Such scrip certificates may contain such terms and conditions as shall be fixed by the Board of Directors, and may become void and of no effect after a period to be determined by the Board of Directors and to be specified in such scrip certificates.
n.The Corporation may at any time, and from time to time, issue and dispose of any of the authorized and unissued shares of stock of the Corporation of any class for such kind and amount of consideration, and to such persons, firms or corporations, as may be fixed by the Board of Directors of the Corporation, subject to any provisions of law then applicable.
o.The Corporation shall be entitled to treat the person in whose name any share of stock or any warrant, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided otherwise by the laws of the State of Delaware.
9: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs.

If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
10: No holder of shares of stock of the Corporation of any class shall have any preemptive right or be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of stock or any securities of any kind whatsoever, whether now or hereafter authorized.
IN WITNESS WHEREOF, we, the undersigned, being all of the incorporators named above, have hereunto set our hands and seals this 3rd day of December, 1956.

/s/ J. Philip Bahn
J. Philip Bahn

/s/ Charles H. Vejvoda
Charles H. Vejvoda

/s/ Morton H. Kinzler
Morton H. Kinzler

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

BE IT REMEMBERED that on this 3rd day of December, 1956, personally came before me Eileen J. O’Hare, a Notary Public in and for the County and State aforesaid, J. PHILIP BAHN, CHARLES H. VEJVODA, and MORTON H. KINZLER, parties to the foregoing Certificate of Incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers, respectively, and that the facts therein stated are truly set forth.
GIVEN under my hand and seal of office the day and year aforesaid.

/s/ Eileen J. O’Hare
Notary Public

CERTIFICATE OF AMENDMENT

OF

BARNWELL OFFSHORE, INC.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

*  *  *  *  *
BARNWELL OFFSHORE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.
FIRST: That the Board of Directors of said corporation, at a meeting duly convened and held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered FOURTH so that, as amended, said Article shall be and read as follows:
“FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 2,000,000 and the par value of each of such shares is $.50. The minimum amount of capital with which the Corporation will commence business is $1,000.”
SECOND: That the said amendment has been consented to and authorized by the holders of all the issued and outstanding stock, entitled to vote, by a written consent given in accordance with the provisions of section 228 of The General Corporation Law of Delaware, and filed with the corporation on the 31st day of January, 1957.
THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of The General Corporation Law of Delaware.
FOURTH: That said amendment does not effect any change in the issued shares of said corporation.
IN WITNESS WHEREOF, said BARNWELL OFFSHORE, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by MORTON H.

KINZLER, its Vice President, and DANIEL JACOBSON, its Assistant Secretary, this 31st day of January, 1957.

BARNWELL OFFSHORE, INC.

By	/s/ Morton H. Kinzler
Vice President

By	/s/ Daniel Jacobson
Assistant Secretary

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

BE IT REMEMBERED that on this 31st day of January, 1957, personally came before me Magdelene Nelson, a Notary Public in and for the County and State aforesaid, MORTON H. KINZLER, Vice President of BARNWELL OFFSHORE, INC., a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said MORTON H. KINZLER, as such Vice President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said Vice President and of the Assistant Secretary of said corporation to said foregoing certificate are in the handwriting of the said Vice President and Assistant Secretary of said corporation respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.
IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ Magdelene Nelson
Notary Public

CERTIFICATE OF AMENDMENT

OF

BARNWELL OFFSHORE, INC.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

*  *  *  *  *
BARNWELL OFFSHORE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST: That the Board of Directors of said corporation, at a meeting duly convened and held, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:
RESOLVED, that Article FIRST of the Certificate of Incorporation shall be amended in its entirety to read as follows:
FIRST: The name of the Corporation is Barnwell Industries, Inc. (hereinafter called the “Corporation”).
RESOLVED, that Article THIRD of the Certificate of Incorporation shall be amended by adding thereto, as a new paragraph 15, the following:
15.    To engage in dredging and construction work of all kinds and it is confirmed that the merchandising business which the Corporation is authorized to establish, transact, maintain and conduct by paragraph 5 of this Article THIRD shall include specifically the buying and selling of new and used machinery and equipment and all activities incidental thereto.
SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, at which meeting the holders of a majority of the stock of the corporation entitled to vote, as required by statute, voted in favor of said amendments.
THIRD: That the aforesaid amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
FOURTH: That said amendments do not effect any change in the issued shares of said corporation.

IN WITNESS WHEREOF, BARNWELL OFFSHORE, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by BACHE McEVERS WHITLOCK, its Vice President and MORTON H. KINZLER, its Secretary, this 23 day of August, 1961.

BARNWELL OFFSHORE, INC.

By	/s/ Bache McEvers Whitlock
Vice President

By	/s/ Morton H. Kinzler
Secretary

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

BE IT REMEMBERED that on this 23 day of August, 1961, personally came before me Thomas J. Cerna, a Notary Public in and for the County and State aforesaid, BACHE McEVERS WHITLOCK, Vice President of BARNWELL OFFSHORE, INC., a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said BACHE McEVERS WHITLOCK, as such Vice President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said Vice President and of the Secretary of said corporation to said foregoing certificate are in the handwriting of the said Vice President and Secretary of said corporation respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.
IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ Thomas J. Cerna
Notary Public

CERTIFICATE OF AMENDMENT

OF

BARNWELL INDUSTRIES, INC.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

BARNWELL INDUSTRIES, INC.
BARNWELL INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of BARNWELL INDUSTRIES, INC. be amended, pursuant to Section 242 of the General Corporation Law of the State of Delaware, by changing the Article thereof numbered “FOURTH” so that, as amended, said Article shall be and read in full as follows:
“FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 4,000,000 and the par value of each of such shares is $.50.”
SECOND: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said BARNWELL INDUSTRIES, INC. has caused this certificate to be signed by Morton H. Kinzler, its President, and attested by J. S. Barnwell, Jr., its Secretary, this 27th day of March, 1974.

BARNWELL INDUSTRIES, INC.

By	/s/ Morton H. Kinzler
President

Attest:

By	/s/ J. S. Barnwell, Jr.
Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

*  *  *  *  *
BARNWELL INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST: That at a meeting of the Board of Directors of Barnwell Industries, Inc. resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article Eighth, Subdivision 10 thereof so that, as amended, said Article Eighth, Subdivision 10 shall be and read as follows:
“10.    Any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or of any corporation, partnership, joint venture, trust or other enterprise which he served in such capacity at the request of the Corporation, shall be indemnified by the Corporation against expenses, judgments, fines and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that in regard to an action or suit by or in the right of the Corporation, indemnification shall be made only as to expenses reasonably incurred by such person in the defense or settlement of any such action or suit and no indemnification shall be made in respect of any claim, issue or matter as to which any such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, any such person is fairly and reasonably entitled to indemnity for those expenses which such court shall deem proper. To the extent that any such person has been successful on the merits or otherwise in defense of any claim, issue or matter in any action, suit or proceeding referred to above, he shall be indemnified against expenses reasonably incurred by him in connection therewith. Any indemnification provided for herein (unless ordered by a court) shall be made only upon a determination that indemnification is proper in the circumstances because the director, officer, employee or agent has met the applicable standard of conduct set forth above. Such determination shall be made (i) by majority vote of a quorum of disinterested directors, or (ii) if there be no such quorum, or if such quorum so directs, by independent legal counsel in a written opinion, or (ii) by the stockholders.
“The Board of Directors may authorize advancing expenses incurred in defending a civil or criminal action, suit or proceeding to a person entitled to seek indemnification upon receipt of an undertaking by or on his behalf to repay such amount unless it ultimately is determined that he is entitled to indemnification. The indemnification provided for herein shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation is authorized to obtain insurance, on behalf of any person entitled to seek indemnification, against any liability asserted against and incurred by such person in his capacity, or arising out of his status, as director, officer, employee or agent, regardless of whether the Corporation would have statutory authority to make indemnification to such person for such liability.”
SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Barnwell Industries, Inc. has caused this certificate to be signed by Morton H. Kinzler, its President, and attested by Andrew F. Blumenthal, its Asst. Secretary, this 14th day of March, 1979.

BARNWELL INDUSTRIES, INC.

By	/s/ Morton H. Kinzler

Attest:

By	/s/ Andrew F. Blumenthal

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

*  *  *  *  *
Barnwell Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the certificate of incorporation of Barnwell Industries, Inc. be amended by changing the Eighth Article thereof so that, as amended, Subdivision Ten of said article shall be and read as follows:
“A.    No Director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of his duty as a director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. Neither the amendment nor repeal of this Article Eighth subdivision Ten nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article Eighth subdivision Ten will eliminate or reduce the effect of this Article Eighth subdivision Ten as it applies to any cause of action, suit or claim that may arise before such amendment or repeal.
B.    The Corporation will indemnify each director of the Corporation in accordance with Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time.”
SECOND:    That at a meeting and vote of stockholders of Barnwell Industries, Inc., duly held on March 9, 1987, at Shreveport, Louisiana, the stockholders consented to said amendments in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said Barnwell Industries, Inc. has caused this certificate to be signed by Morton H. Kinzler, its President, and attested by Alexander C. Kinzler, its Secretary, this 29th day of July, 1987.

BARNWELL INDUSTRIES, INC.

By	/s/ Morton H. Kinzler
Morton H. Kinzler, President and Chairman of the Board of Directors

ATTESTED BY:

/s/ Alexander C. Kinzler
Alexander C. Kinzler Vice President and Secretary

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

BARNWELL INDUSTRIES, INC.
It is hereby certified that:
1.The name of the corporation (hereinafter called the “Corporation”) is Barnwell Industries, Inc.
2.The certificate of incorporation of the Corporation is hereby amended by striking out Article Fourth thereof and by substituting in lieu of said Article the following new Article:
“Fourth. The total number of shares of stock which the Corporation shall have the authority to issue is 20,000,000 and the par value of each of such share is $.50.”
3.The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
Signed on October 12, 2005.

/s/ Russell Gifford
Russell Gifford, Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
BARNWELL INDUSTRIES, INC.

Barnwell Industries, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:
FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment of Certificate of Incorporation (this “Amendment”) to increase its authorized capital stock to Forty Million (40,000,000) shares of common stock, par value of $0.50 per share; and (ii) declaring this Amendment to be advisable, submitted to and considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders in accordance with the terms of the Corporation’s Certificate of Incorporation, as previously amended (the “Certificate of Incorporation”) and Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) and recommended for approval by the stockholders of the Corporation.
SECOND: That thereafter, pursuant to resolutions of its Board of Directors, at the annual meeting of the stockholders of said Corporation, duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the Amendment.
THIRD: That this Amendment was duly adopted in accordance with the terms of the Certificate of Incorporation and the provisions of Section 242 of the DGCL by the Board of Directors and stockholders of the Corporation.
FOURTH: The Certificate of Incorporation is amended by amending Article FOURTH thereof to read in its entirety as follows:
“The total number of shares which the Corporation is authorized to issue is Forty Million (40,000,000) shares of common stock, par value $0.50 per share.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be signed by the President of the Corporation on May 10, 2022.

/s/ Alexander C. Kinzler
Name: Alexander C. Kinzler
Title: President